Exhibit (l)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” to the Registration Statement on Form N-2 of Brookfield Real Assets Income Fund Inc. as filed with the Securities and Exchange Commission on or about April 11, 2024.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 11, 2024